Exhibit 10.2

EVOGLIPTIN: LICENSE AGREEMENT

DONG-A ST CO., LTD.

and

TOBIRA THERAPEUTICS, INC.

Dated as of April 11, 2016

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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LICENSE AGREEMENT

This License Agreement (“Agreement”), effective as of April 11, 2016 (the “Effective Date”), is between Dong-A ST Co., Ltd., a company incorporated under the laws of the Republic of Korea, with a place of business at 64 Cheonho-daero, Dongdaemun-gu, Seoul 02587, Republic of Korea (“Licensor”), and Tobira Therapeutics, Inc., a Delaware corporation, with a place of business at 701 Gateway Blvd, Suite 300, South San Francisco, CA 94080, USA (“Licensee”). Licensee and Licensor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each of Licensor and Licensee is a pharmaceutical company engaged in the research, development and commercialization of products useful in the diagnosis, amelioration, treatment or prevention of human diseases and conditions; and

WHEREAS, Licensee wishes to be granted, and Licensor desires to grant, a license in the Territory under certain patents, patent applications, know-how and other proprietary information for the Development, Manufacture and Commercialization of the Products in the Field in the Territory.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

For purposes of this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1 “Affiliate” means, with respect to a Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party, but only so long as such control exists. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, by contract or otherwise.

1.2 “API” means any active pharmaceutical ingredient.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.3 “Applicable Law” means all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any Governmental Authority, including the U.S. Food, Drug and Cosmetic Act, (21 U.S.C. §301 et seq.) (the “FDCA”), Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.

1.4 “Bankruptcy Laws” has the meaning set forth in Section 10.5(b).

1.5 “Bayh-Doyle Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including 37 C.F.R. Part 401, and any successor statutes or regulations.

1.6 “Breaching Party” has the meaning set forth in Section 10.2(a).

1.7 “Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in San Francisco, CA, or Seoul, South Korea, are authorized or obligated by Applicable Law to close.

1.8 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.9 “Calendar Year” means the twelve (12) month period ending on December 31; provided however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2016; and (b) the last Calendar Year of the Term shall end on the date of expiration or termination of this Agreement.

1.10 “Challenging Party” has the meaning set forth in Section 10.4.

1.11 “Claim” has the meaning set forth in Section 12.1.

1.12 “Clinical Trial” means any human clinical study or trial of a Product in the Field in the Territory.

1.13 “Commercialization” means all activities undertaken in support of the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering the Products to customers) of the Products in the Field in the Territory. “Commercialize” means to engage in Commercialization activities.

1.14 “Commercialization Plan” has the meaning set forth in Section 5.1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.15 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party with respect to any objective, activity or decision to be undertaken hereunder, [***].

1.16 “Compound” means Licensor’s DPP-4 inhibitor, evogliptin tartrate, having the chemical structure and specifications set forth in Exhibit B hereto, any analog or derivative thereof which is the subject of any claims in any of the Licensor Patents, and any isomer, positional isomer, radioisomer, stereoisomer, racemate, solvate, salt form, base, anhydride, hydrate, polymorph, prodrug, metabolite, amorphous crystalline complex, co-crystal, clathrate, mesomorphic state (liquid crystal) or ester form of any of the foregoing.

1.17 “Confidential Information” means all non-public or proprietary Information disclosed by a Party to the other Party under this Agreement, without regard as to whether any of such Information is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form. Confidential Information shall include the terms and conditions of this Agreement.

1.18 “Control” means, with respect to any Information, Patent, trademark or other intellectual property right, ownership or possession by a Party, or, where expressly provided, its Affiliates or Sublicensees, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license or a sublicense thereto without violating the terms of any agreement or other arrangement with, or necessitating the consent of or any additional payment to, any Third Party, at such time that the Party would be first required under this Agreement to grant the other Party such access, license or sublicense.

1.19 “Cure Period” has the meaning set forth in Section 10.2(a).

1.20 “CVC” means Licensee’s CCR2 and CCR5 inhibitor, cenicriviroc, including any analog, derivative, isomer, positional isomer, radioisomer, stereoisomer, racemate, solvate, salt form, base, anhydride, hydrate, polymorph, prodrug, metabolite, amorphous crystalline complex, co-crystal, clathrate, mesomorphic state (liquid crystal) or ester form thereof.

1.21 “CVC Combination Product” means any Combination Product that includes CVC and the Compound as APIs.

1.22 “Development” means all non-clinical, pre-clinical and clinical drug development activities, including toxicology, pharmacology, and other non-clinical efforts, statistical analysis, the performance of Clinical Trials, including the Manufacturing of the Product for use in the Clinical Trials, or other activities reasonably necessary in order to obtain or maintain, Regulatory Approval of the Product in the Field in the Territory. “Develop” means to engage in Development activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.23 “Development Plan” means a detailed written plan prepared by Licensee for the Development activities to which such plan relates, and which plan shall identify the Development objectives, projected timeline and activities to be conducted pursuant to this Agreement with respect to a Product during the Term, including as such plan may be updated by Licensee from time to time in accordance with Section 3.4. An initial Development Plan as of the Effective Date is attached hereto as Exhibit D.

1.24 “Disclosing Party” has the meaning set forth in Section 9.1.

1.25 “Dispute” has the meaning set forth in Section 11.1.

1.26 “Drug Master File” or “DMF” shall mean a drug master file document containing detailed information about the manufacturing of Compound, including information describing the manufacturing site, the manufacturing facility, the operating procedures, the personnel, the manufacture, storage and control of the Compound, starting material and intermediates.

1.27 “Exploit” or “Exploitation” means to research, make, have made, import, export, distribute, use, have used, sell, have sold, or offer for sale, including to Develop, Manufacture, Commercialize, register, modify, enhance, improve or otherwise dispose of.

1.28 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.29 “Field” means any and all applications and markets, for all Therapeutic Indications in humans.

1.30 “First Commercial Sale” means, on a country-by-country basis, the first sale of a Product by Licensee (or its Affiliates or Sublicensees) to an end user or prescriber for use, consumption or resale of the Product in the Field, in a country within the Territory where Regulatory Approval of the Product has been obtained. For the avoidance of doubt, First Commercial Sale does not include any transfer or disposition of any Product to any named patients or for compassionate use purposes in any country of the Territory prior to the receipt of Regulatory Approval for such Product in such country.

1.31 “Force Majeure” means any event beyond the reasonable control of the affected Party including, but not limited to, embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics, fire, floods, earthquakes or other acts of nature; or acts, omissions or delays in acting by any Governmental Authority (including, but not limited to, the refusal of the competent government agencies to issue required Regulatory Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party), and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.32 “GAAP” means then current generally accepted accounting principles in the U.S., consistently applied.

1.33 “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” (or any successor document), including related regulatory requirements imposed by the FDA, as they may be updated from time to time.

1.34 “Generic Entry” means the end of [***] during which one or more Third Parties have sold a number of units of a Generic Version of the Product in a certain country in the Territory equal to or greater than [***] of the total combined unit sales of such Product and such Generic Version in such country in the same period.

1.35 “Generic Version” means, with regards to any Product, a product that includes the Compound as an API (inactive ingredients may vary) and has received Regulatory Approval for the same Therapeutic Indication as such Product through an abbreviated filing or an application under Section 505(b)(2) of the FDCA, or foreign equivalent of the foregoing, that references any Regulatory Approval of the Product in the applicable country in the Territory.

1.36 “GLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA, including applicable guidelines promulgated under the ICH, as they may be updated from time to time.

1.37 “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.38 “ICC Rules” has the meaning set forth in Section 11.3.

1.39 “IND” means an investigational new drug application, filed in accordance with 21 C.F.R. Part 312, under which clinical investigation of an experimental drug or biologic is performed in human subjects in the United States, (as outlined in 21 C.F.R. Section 314.72). References herein to IND shall include, to the extent applicable, any comparable applications filed in or for jurisdictions outside the United States, such as a clinical trial authorization filed with the European Medicines Agency.

1.40 “IND Transfer Date” has the meaning set forth in Section 4.1.

1.41 “Indemnitee” means a Licensor Indemnitee or Licensee Indemnitee, as the context may require.

1.42 “Indemnifying Party” has the meaning set forth in Section 12.3(a).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.43 “Information” means information, inventions, concepts, discoveries, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority or patent office, data, including pharmacological, toxicological, non-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable.

1.44 “Inventions” means any and all inventions, discoveries and developments, whether or not patentable, made, conceived and/or reduced to practice in the course of performance of this Agreement whether made, conceived and/or reduced to practice solely by, or on behalf of, Licensor, Licensee, the Parties jointly, or any Affiliate of the same.

1.45 “Joint Know-How” means all Information and Inventions jointly created by Licensee or its Affiliates and Licensor or any of its Affiliates under this Agreement and during the Term that is necessary or useful to Exploit the Compound or any Product in the Field. Joint Know-How excludes any Information or Inventions contained within a Joint Patent.

1.46 “Joint Intellectual Property” means, collectively, Joint Know-How and Joint Patents.

1.47 “Joint Inventions” has the meaning set forth in Section 7.1.

1.48 “Joint Patents” means all Patents covering or claiming any invention that is a Joint Invention, and which is necessary or useful for Exploitation of the Compound or any Product in the Field.

1.49 “JSC” has the meaning set forth in Section 3.5(a).

1.50 “Knowledge” means, as applied to a Party, that such Party shall be deemed to have knowledge of a particular fact or other matter to the extent that any officer or director of such Party (or any of its Affiliates) knew of such fact or other matter.

1.51 “Last Patient Out” means the date following the last dosing of the last patient in a Clinical Trial.

1.52 “Licensee Compound Invention” has the meaning set forth in Section 7.2(c).

1.53 “Licensee Data” means all reports, records, data and other information that are Controlled by Licensee or its Affiliates or Sublicensees and which result from or otherwise describe Development activities related to the Compound and/or Product conducted by or for Licensee or its Affiliates or Sublicensees in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.54 “Licensee Indemnitee” has the meaning set forth in Section 12. 2.

1.55 “Licensee Intellectual Property” means, collectively, Licensee Data, Licensee’s Sole Inventions, and Licensee’s rights in any Joint Intellectual Property, but expressly excluding any and all such intellectual property related to any CVC Combination Product.

1.56 “Licensing Party” has the meaning set forth in Section 10.7.

1.57 “Licensor Data” all reports, records, data and other information that are Controlled by Licensor or its Affiliates, as of the Effective Date or at any other time during the Term, and which result from or otherwise describe pre-clinical and clinical activities related to the Compound in the Field conducted by or for Licensor or its Affiliates, in any country (including without limitation, any Drug Master File or any similar or other submission to any Regulatory Authority).

1.58 “Licensor Evogliptin Product” has the meaning set forth in Section 2.2.

1.59 “Licensor Indemnitee” has the meaning set forth in Section 12.1.

1.60 “Licensor Intellectual Property” means, collectively, Licensor Know-How and Licensor Patents, and also including Licensor’s rights in any Joint Intellectual Property.

1.61 “Licensor Know-How” means all Information and Inventions Controlled by Licensor as of the Effective Date or during the Term, that are necessary or useful in Exploiting the Compound or any Product in the Field in the Territory, including without limitation, Licensor Data. Licensor Know-How excludes any Information contained within a Licensor Patent.

1.62 “Licensor Patents” means all Patents that are Controlled by Licensor as of the Effective Date or at any time during the Term, and which cover the Compound (or any improvement thereto) or which are necessary to Exploit the Compound or any Product (including without limitation, any CVC Combination Product) in the Field in the Territory. The Licensor Patents as of the Effective Date are set forth on Exhibit A.

1.63 “Losses” has the meaning set forth in Section 12.1.

1.64 “Manufacture” or “Manufacturing” means all activities related to the manufacturing of any Compound or any Product in the Field in the Territory, including manufacturing of any Product for Development and Commercialization, labeling, packaging, in-process and finished Product testing, release of the Compound or the Product or any ingredient thereof, quality assurance activities related to manufacturing and release of the Product, ongoing stability tests and regulatory activities related to any of the foregoing.

1.65 “Minimum Commercial Transfer Price” has the meaning set forth in Exhibit F.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.66 “NDA” means a New Drug Application or supplemental New Drug Application as contemplated by Section 505(b) of the FDCA, as amended, and the regulations promulgated thereunder, submitted to the FDA pursuant to Part 314 of Title 21 of the U.S. C.F.R., including any amendments thereto. References herein to NDA shall include, to the extent applicable, any comparable applications filed in or for jurisdictions outside the United States, such as a marketing authorization application (“M A A”) filed with the European Medicines Agency.

1.67 “Net Sales” means the actual gross amount invoiced by Licensee (or its Affiliates or Sublicensees) for sales or other commercial disposition of any Product to a Third Party wholesaler or customer (plus amounts to be added pursuant to Section 7.5(d)(i), Section 7.6(b)(i) and Section 7.7(b), as applicable), less the following deductions with respect to such sales:

(a) Any rebates, quantity, trade and cash discounts, and other usual and customary discounts to customers;

(b) Compulsory payments and rebates, actually paid or deducted;

(c) Retroactive price reductions, credits or allowances actually granted upon rejections or returns of Products, including for recalls or damaged goods;

(d) Deduction for actual bad debts if and when such debts could not be collected following issuance by Licensee (or its Affiliate or Sublicensee) of invoice, despite applying Commercially Reasonable Efforts to the extent relating to the Product. Should Licensee be able to recover any part of such bad debt, such amount should be added to Net Sales without delay;

(e) Freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent included in the gross sales price;

(f) Sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually due or incurred with respect to such sales, including without limitation, value added taxes; and

(g) Charge-back payments and rebates granted to managed health care organizations or to foreign, federal, state and local governments, their respective agencies, purchasers or reimbursers;

all as incurred by Licensee (or its Affiliates or Sublicensees) in the ordinary course of business in type and amount consistent with good industry practice and determined in accordance with GAAP consistently applied and only to the extent actually incurred by Licensee (or its Affiliates or Sublicensees) in relation to the corresponding sales of the Product. For clarity and avoidance of doubt (i) any individual rebate, discount or other deductions should not be deducted twice in the calculation of Net Sales, (ii) sale of Products among Licensee, its Affiliates and Sublicensees are not considered to be sales to Third Parties. Any Product used for promotional or advertising purposes or used for clinical or other research purposes and for donations shall not be included in Net Sales. Net Sales may be adjusted as necessary at the end of each financial year in accord with GAAP consistently applied.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.68 “Non-breaching Party” has the meaning set forth in Section 10.2(a).

1.69 “Non-Participating Party” has the meaning set forth in Section 7.3(a).

1.70 “Patent Challenge” has the meaning set forth in Section 10.4.

1.71 “Patents” means all: (a) patents, including any utility or design patent; (b) patent applications, including provisionals, substitutions, divisionals, continuations, continuations in-part or renewals; (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues and re-examinations; (d) other patents or patent applications claiming priority directly or indirectly to (i) any such specified patent or patent application specified in (a) through (c), or (ii) any patent or patent application from which a patent or patent application specified in (a) through (c) claim direct or indirect priority; (e) inventor’s certificates; (f) other rights issued from a Governmental Authority similar to any of the foregoing specified in (a) through (e); and (g) in each of (a) through (f), whether such patent, patent application or other right arises in the U.S. or any other jurisdiction in the Territory.

1.72 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.73 “Phase 3 Clinical Trial” means a pivotal Clinical Trial of any Product, with a defined dose or a set of defined doses, which trial is designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of an NDA with the FDA or a foreign equivalent Regulatory Authority in the Territory.

1.74 “Product” means any pharmaceutical product (including all forms, presentations, strengths, doses, formulations and methods of delivery) that contains a Compound, whether alone (a “Monotherapy Product”) or in combination with other active ingredients as part of a single or co-packaged product (a “Combination Product”) in the Field.

1.75 “Product IND” means any IND filed in any country in the Territory for a Product in the Field, including any supplements or amendments thereto.

1.76 “Product Infringement” has the meaning set forth in Section 7.5(b)(i).

1.77 “Product Liabilities” means all losses, damages, fees, expenses and other liabilities incurred by, or on behalf of, a Party, its Affiliate or its Sublicensee and resulting from or relating to human use of Products, including use in Clinical Trials or Commercialization of the Products, in the Territory after the Effective Date. Product Liabilities include reasonable attorneys’ and experts’ fees and expenses relating to any claim or potential claim against a Party, its Affiliate, or its Sublicensee. Product Liabilities shall not include any losses, damages, fees, expenses and other liabilities associated with recalls and/or the voluntary or involuntary withdrawal of Products.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.78 “Receiving Party” has the meaning set forth in Section 9.1.

1.79 “Regulatory Approval” means all approvals (including supplement, amendment, or pre- and post-approval), licenses, registrations or authorizations of any national, regional, state or local Regulatory Authority, department, bureau, commission, council or other Governmental Authority, that are necessary for the Commercialization of the Product in a country or countries in the Territory (including approval of any application for pricing or reimbursement (e.g., inclusion of the Product on any relevant drug reimbursement list) or health technology assessment, as applicable, for the Product by any Governmental Authority).

1.80 “Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval, including in the U.S., the FDA and any other applicable Governmental Authority having jurisdiction over the Compound or any Product in the Territory.

1.81 “Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a Product in a country or jurisdiction in the Territory (other than a Patent right), including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. 355, as amended (the “Hatch-Waxman Act”).

1.82 “Regulatory Materials” means all regulatory applications, submissions, notifications, registrations, Regulatory Approvals or other submissions, including any written correspondence or meeting minutes, made to, made with, or received from a Regulatory Authority in the Territory that are necessary or reasonably desirable in order to Develop, Manufacture, market, sell or otherwise Commercialize a Product in the Territory. Regulatory Materials include Product INDs.

1.83 “Review Period” has the meaning set forth in Section 9.7.

1.84 “Royalty Term” means, on a country-by-country and Product-by-Product basis, the period commencing on the First Commercial Sale of a Product in such country and continuing until the later of:

(a) The twelfth anniversary of the First Commercial Sale of such Product in such country or the Generic Entry, whichever is earlier;

(b) the expiration of the last to expire Valid Claim in a Licensor Patent or Joint Patent covering the composition or use of such Product; and

(c) the expiration of the applicable Regulatory Exclusivity.

1.85 “Sole Inventions” has the meaning set forth in Section 7.1.

1.86 “Sublicensee” has the meaning set forth in Section 2.3(a).

1.87 “Successful Completion” means [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.88 “Technical Failure” means the suspension, termination or discontinuation of Development of a Product for technical, scientific, medical or regulatory reasons, such as but not limited to unacceptable preclinical toxicity, the inability to demonstrate sufficient effect in humans, demonstration of a side effect prof i le significantly worse than currently marketed products, or inability to manufacture API in an acceptable purity or crystalline form.

1.89 “Territory” means the United States, Canada, Australia, Lichtenstein and Switzerland as well as all countries in the European Union, as listed in Exhibit C. For clarity, in the event that any country which was a member of the European Union as of the Effective Date ceases to be a member of the European Union at any time after the Effective Date, the definition of “Territory” shall be deemed to still include such country and Licensee shall retain the exclusive right and license to use and practice the Licensor Intellectual Property in such country in accordance with the terms of this Agreement, notwithstanding the fact that such country is no longer a member of the European Union. Further, in the event that any country which was not a member of the European Union as of the Effective Date becomes a member of the European Union after the Effective Date, the definition of “Territory”, the list of countries in Exhibit C, and the scope of the license grant set forth in Section 2.1 shall not be deemed to be automatically amended to include such country, unless agreed in writing by the Parties to include such country within the definition of the “Territory”.

1.90 “Term” has the meaning set forth in Section 10.1.

1.91 “Therapeutic Indication” means a health problem or disease that is identified as likely to be benefitted by a therapy studied in clinical trials.

1.92 “Third Party” means a Person other than Licensor and Licensee and their respective Affiliates.

1.93 “Third Party License” has the meaning set forth in Section 6.5(a).

1.94 “Third Party Royalties” has the meaning set forth in Section 6.5(a).

1.95 “Valid Claim” means (a) a claim of an issued and unexpired Patent included within the Licensor Patents or Joint Patents, to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final order, from which no further appeal can be taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer; or (b) a claim of any patent application (where such claim was filed in good faith) within the Licensor Patents or Joint Patents, to the extent such claim has not been canceled, withdrawn, abandoned, or pending for more than [***] from its earliest priority date.

1.96 “Weighted Average Net Sales Price” has the meaning set forth in Exhibit F.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 2 – LICENSE

2.1 License Grant to Licensee. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive (even as to Licensor and its Affiliates), non-transferable (except as provided in Section 13. 3) right and license in the Territory, with the right to grant sublicenses pursuant to Section 2.3, under all Licensor Intellectual Property: to Develop, Manufacture, Commercialize and otherwise Exploit any and all Products; and to reference Licensor Data. Licensee’s rights and licenses under this Agreement are restricted to the Field and Territory, and Licensee agrees not to undertake or engage (or authorize any Third Party to undertake or engage) in any activity under this Agreement outside the Field or Territory.

2.2 License Grant to Licensor. Subject to its full and continued compliance with the terms of this Section 2.2, Licensee hereby grants to Licensor, and Licensor hereby accepts, (a) an exclusive (even as to Licensee), perpetual, non-transferable, royalty-free right and license, with the right to grant sublicenses, under all of Licensee’s rights in the Licensee Intellectual Property, to Exploit the Licensee Intellectual Property solely for purposes of and in connection with Licensor’s Exploitation of any Monotherapy Product outside the Territory and (b) a non-exclusive, perpetual, non-transferable, royalty-free right and license, with the right to grant sublicenses, under all of Licensee’s rights in the Licensee Intellectual Property, to Exploit the Licensee Intellectual Property solely for purposes of and in connection with Licensor’s Exploitation of any product (other than a Monotherapy Product) which contains the Compound (“Licensor Evogliptin Product”) outside the Territory. Licensor shall not use or practice (or authorize the use or practice of) any of the Licensee Intellectual Property (a) in any country within the Territory, (b) for purposes of Exploiting any product other than Monotherapy Products or Licensor Evogliptin Products, or (c) for purposes of obtaining rights to manufacture, develop or commercialize any product other than Monotherapy Products or Licensor Evogliptin Products.

2.3 Sublicensing.

(a) At its sole discretion, Licensee shall have the right to grant sublicenses, through multiple tiers, under the rights granted to Licensee under Section 2.1 and to subcontract its obligations hereunder to its Affiliates and to one or more Third Parties (each such Affiliate or Third Party, a “Sublicensee”), in each case without Licensor’s consent. Licensee shall provide Licensor with a written notice of any sublicense it has entered into with a Third Party reasonably in advance of, but no later than [***], prior to, any public announcement concerning such sublicense. Licensor acknowledges and agrees that such notice provided by Licensee, including the content thereof and the existence of the sublicense agreement referenced therein, constitute Licensee’s Confidential Information until such time as such information falls into one of the exceptions set forth in Section 9.2.

(b) Each sublicense and subcontract entered into by Licensee shall refer to and be subordinate to this Agreement and, except to the extent the Parties otherwise agree in writing, any such sublicense and subcontract must be consistent in all material respects with the applicable terms and conditions of this Agreement. Licensee shall secure all appropriate covenants, obligations and rights from any such Sublicensee, including, but not limited to, protection of intellectual property rights and confidentiality obligations, to ensure that such Sublicensee is

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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subject to, and Licensee can comply with, all of Licensee’s covenants and obligations to Licensor under this Agreement. Without limiting the generality of the foregoing, Licensee shall not grant any Sublicensee under this Agreement rights outside the Field or Territory. Licensee shall not be relieved of its obligations under this Agreement as a result of granting any sublicense or subcontracting any of its activities as permitted under this Section 2.3, except to the extent such obligations are satisfactorily performed by the applicable Sublicensee in a manner consistent with Licensee’s obligations under this Agreement. Licensee shall remain responsible for the performance of this Agreement and the performance of its Sublicensees hereunder. In the case of breach of any of Licensee’s material obligations hereunder by any Sublicensee, Licensor may elect to require Licensee to enforce its agreement against such Sublicensee and/or Licensor may give written notice of material breach under Section 10.2(a). Without limiting the foregoing, Licensee shall ensure that any such Sublicensee affords Licensee rights in any Licensee Data Controlled by such Sublicensee that is necessary or useful for the development of the Monotherapy Products or the Licensor Evogliptin Products outside the Territory, and shall use Commercially Reasonable Efforts to require any such Sublicensee to afford Licensee rights in any Patents (i) developed by such Sublicensee in the course of conducting any activities in regards to Products, (ii) which are Controlled by such Sublicensee and (iii) that would be infringed by the marketing, promotion, manufacturing, sale, use, importation or commercial exploitation by Licensor of the Monotherapy Products or the Licensor Evogliptin Products outside the Territory, which rights are sufficient for such Licensee Data or Patents to be licensable by Licensee to Licensor pursuant to Section 2.2.

(c) Upon an early termination of Licensee’s license rights under this Agreement pursuant to Sections 10.2, 10.3, 10.4 or 10.5, Licensor shall offer any Third Party Sublicensee under a sublicense granted by Licensee or its Affiliates pursuant to this Section 2.3 that was in effect on the effective date of termination of Licensee’s license rights under this Agreement the right to enter into a license agreement directly with Licensor on substantially the same terms and conditions under which such rights and licenses were granted to such Sublicensee, provided that such Sublicensee (i) is not then in breach of its sublicense, (ii) agrees to comply with all the terms of this Agreement to the extent applicable to the rights sublicensed to it by Licensee or its Affiliate, and (iii) such agreement does not impose any obligations upon Licensor that exceed the obligations of Licensor under this Agreement.

2.4 No Implied Licenses. Except for the rights and licenses expressly specified in this Agreement, no other right or license is or shall be created or granted hereunder (by implication, estoppel or otherwise). All rights not expressly granted by a Party under this Agreement are reserved by the Party and may not be used by the other Party for any purpose.

2.5 Covenants. Licensee shall not, during the Term, develop, promote, market, distribute, sell or otherwise commercialize, directly or indirectly (via Third Parties), (a) any DPP-4 inhibitor other than the Product in the Territory, (b) any compound having the same chemical structure as the Compound or any product (other than a Product) that contains such compound, whether or not supplied by Licensor, within the Territory or (c) any compound having a chemical structure which is the same as or substantially similar to the Compound or any product that contains such compound, outside of the Territory. The obligation concerning items (a) and (b) in the previous sentence shall survive any termination or expiration of the Term of this Agreement through the [***] and the obligation concerning item (c) shall survive any termination or expiration of this Agreement [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 3 – DEVELOPMENT

3.1 Overview. Licensee’s Development of Products shall be conducted in a manner consistent with the principle of seeking and maintaining Regulatory Approvals in the Field and Territory that include the appropriate label for the Product in light of the data and results generated from the Clinical Trials.

3.2 Licensee Development.

(a) Licensee shall use Commercially Reasonable Efforts to Develop one or more Products in the Territory. Licensee (itself or through its Affiliates or Sublicensees) shall be solely responsible for: (i) all activities related to the Development of Products; and (ii) all costs and expenses, including Third Party costs and expenses, related to such Development activities. Licensee shall use Commercially Reasonable Efforts to conduct the Development of the Product in accordance with the Development Plan, including as it may be amended from time to time during the Term in accordance with Section 3.4; provided, however, that except as expressly set forth in Section 3.2(b) or Section 3.2(c), any failure by Licensee to undertake or successfully achieve any of the activities set forth in, or to otherwise strictly adhere to, any such Development Plan or amended Development Plan for any reason shall not, by itself, be deemed a breach of this Agreement. An initial Development Plan as of the Effective Date is attached hereto as Exhibit D. Such initial Development Plan and any amended Development plans are for Licensor’s information only and shall be deemed to be the Confidential Information of Licensee.

(b) In the event that Licensee elects to terminate or discontinue, or suspend for longer than twelve (12) months, the Development of any Product which was expressly listed as a Product under Development in any Development Plan provided to Licensor hereunder, including any Clinical Trials involving such Product, and such suspension, termination or discontinuation is not due to any Technical Failure, Force Majeure or requirement of Applicable Law, as determined by Licensee acting in good faith and as identified in writing to Licensor, then Licensee will be deemed in breach of its obligation under Section 3.2(a).

(c) Without limiting its other obligations under this Section 3.2, Licensee shall obtain (i) [***] in any country in the Territory for any Product within [***] after the Effective Date and (ii) an NDA approval in any country in the Territory for any Product within [***]; provided, however, that Licensee shall not be considered to be in breach of any of its obligations under Section 3.2 or otherwise under this Agreement if it fails to meet one or both of the foregoing milestones as a result of a Technical Failure or Force Majeure with respect to the Product that was the subject of, or contemplated to be the subject of, any such IND and/or NDA.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.3 Transfer of Know-How. Promptly (but in any event within [***]) following receipt of the license fee specified in Section 6.1, Licensor shall commence transferring to Licensee copies (in electronic or other mutually agreed upon format) in the English language of all Licensor Data ( but, with respect to Licensor’s Drug Master File, only the “open part”) and all other Licensor Know-How in its possession, and shall use its commercially reasonable efforts to complete all such transfer activities within [***] there after. Licensee shall be solely responsible for all costs and expenses incurred for translation of such Licensor Data and other Licensor Know-How into any other language(s) besides English. In addition, Licensor will provide, at no charge to Licensee, (a) reasonable assistance and cooperation in order to enable Licensee or its designee to implement and utilize such transferred Licensor Know-How, and (b) provide Licensee with reasonable access to Licensor’s employees and contractors with appropriate expertise to answer Licensee’s questions related to such transfer. To the extent Licensor subsequently identifies any Licensor Know-How that should have been transferred as provided above, it will promptly provide or make available such additional Licensor Know-How. During the Term, to the extent Licensor generates or Controls additional Licensor Know-How, including Licensor Data from completed clinical trials, it will promptly inform and make such new Licensor Know-How available to Licensee.

3.4 Records; Reports. In conformity with standard pharmaceutical industry practices and the terms and conditions of this Agreement, Licensee shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records of its Development of the Products, for a minimum of [***] following the end of the Calendar Year to which they pertain or such longer period of time as may be required by Applicable Law in the Territory. Within [***] after the end of each Calendar Year, Licensee shall provide to Licensor, for its review, an updated version of the Development Plan consisting of (a) an update on the progress of Licensee’s Development activities, including (i) key achievements or milestones to date in the reporting period, and (ii) studies that were run or are in process and (b) a summary of the planned Development activities for the upcoming Calendar Year. Such updated Development Plan shall be accompanied by a copy of any Licensee Data generated during the course of prior Calendar Year, but only to the extent that such Licensee Data was not previously provided to Licensor. Licensee will provide Licensor with an opportunity to review and comment on each updated Development Plan and Licensee will consider in good faith and incorporate the comments of Licensor into such Development Plan to the extent reasonably acceptable to Licensee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.5 Governance.

(a) Joint Steering Committee. Within [***] after the Effective Date, the Parties shall establish the Joint Steering Committee (“ JSC”), which shall consist of two (2) members, with each Party designating one (1) of its employees as a member. Each Party may replace its representative on the JSC at any time, upon written notice to the other Party. A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the JSC. The JSC will meet annually and perform the following functions: serve as a forum for discussion and communication regarding the overall strategy for Development and Commercialization of Products under this Agreement; review and monitor Development and Commercialization activities, including the then-current version of the Development Plan, and results for the period since the last meeting of the JSC; and make any strategic recommendations.

(b) Joint Development Committee. From time to time, the Parties may agree to form one or more committees to oversee particular Development activities.

ARTICLE 4 – REGULATORY

4.1 Initial Disclosure of Data and Regulatory Materials. Within [***] after the Effective Date, Licensor shall timely make available to Licensee, at no charge to Licensee, English language copies of all Regulatory Materials (in electronic or other mutually agreed upon format) it Controls related to the Development of any Product in the Field and Territory, including the Regulatory Materials specified in Exhibit E hereto. As soon as practicable after such disclosure and to the extent necessary for Development of the Product in the Territory, Licensor shall perform those reasonable activities that are required to assign to Licensee all Product INDs filed by or on behalf of Licensor for such Product with the FDA, European Medicines Agency or any other applicable Regulatory Authority, and provide Licensee with English language copies (which may be electronic unless otherwise required by Applicable Laws) of all other Regulatory Materials that support such Product INDs or otherwise pertain to such Product, including all data contained therein and all supporting documents created for, submitted to or received from an applicable governmental agency or Regulatory Authority relating to such Regulatory Materials (only to the extent not previously provided to Licensee pursuant to the first sentence of this Section 4.1), at no charge to Licensee. The date of such transfer shall be the “IND Transfer Date”. In addition, Licensor will provide, at no charge to Licensee, reasonable assistance and cooperation and reasonable access to Licensor’s employees and contractors with appropriate expertise to answer Licensee’s questions related to such transfer. Unless otherwise agreed to by the Parties, after Licensor completes the transfer to Licensee of the Regulatory Materials with respect to a particular Product, Licensee shall own, and hold in its name, the Product INDs and all other Regulatory Materials (including all future Regulatory Approvals) for such Product in the Field and Territory. From time to time after the IND Transfer Date, and solely to the extent not previously disclosed, Licensor shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to Licensee, in whatever form Licensee may reasonably request, all Regulatory Materials Controlled by Licensor related to the Development of any Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.2 Preparation of Regulatory Materials. After the IND Transfer Date, Licensee shall have the sole right and responsibility, and shall exercise Commercially Reasonable Efforts, to prepare and maintain, as applicable, the Regulatory Materials, including the Product INDs and other submissions, and to conduct communications with the relevant Regulatory Authorities, for the Products in the Field in the Territory. All Product INDs and NDAs generated after the Effective Date, including any supplements or amendments to those Product INDs in existence as of the Effective Date, with respect to the Product in the Field in the Territory under this Agreement shall be owned by, and shall be the sole property and held in the name of, Licensee or its designee.

4.3 Regulatory Expenses. Licensee shall bear all expenses incurred related to the preparation, maintenance, formatting and filing of the Regulatory Materials.

4.4 Drug Master File. Licensor shall be solely responsible for submission and maintenance of a Drug Master File to the applicable Regulatory Authorities in the Territory, as well as all authorizations necessary for the manufacture of the Compound by or for it.

ARTICLE 5 – COMMERCIALIZATION

5.1 Commercialization Activities. Licensee (itself or through its Affiliates and Sublicensees) shall use Commercially Reasonable Efforts to Commercialize a Product in the Field in the Territory throughout the Term. Within [***] prior to Licensee’s submission of the first NDA for a Product to a Regulatory Authority in the Territory, Licensee shall submit to Licensor a marketing plan for the Commercialization of such Product in the Territory (“Commercialization Plan”), including information regarding planned promotional and marketing activities and a non-binding, forward-looking [***] sales forecast for the Product in the country in the Territory where the aforementioned NDA is being submitted and in all other countries of the Territory (subject to and following receipt of the requisite Regulatory Approval for such Product in such other countries), and the then-current market conditions for products similar to such Product in the Territory (including information on competitive products). Licensee shall provide to Licensor an updated Commercialization Plan within [***] prior to the beginning of each Calendar Year during the Term which shall describe, at a minimum, the Commercialization activities in regards to any approved Products anticipated to be performed by or on behalf of Licensee during such Calendar Year, including an updated non-binding, forward-looking [***] sales forecast for any approved Products, as well as any anticipated commercial launches of Products in any country of the Territory. Licensee shall use Commercially Reasonable Efforts to Commercialize the Product in a manner consistent with its then-current Commercialization Plan, including to achieve the estimated sales projections set forth in the then-current Commercialization Plan. For clarity, any failure by Licensee to undertake or successfully achieve any of the activities or forecasts set forth in, or to otherwise strictly adhere to, any such Commercialization Plan or amended Commercialization Plan for any reason shall not, by itself, be deemed a breach of this Agreement. Without limiting the foregoing, Licensee shall seek to generate the First Commercial Sale of each Product in a country in the Territory within [***] after receipt of the requisite Regulatory Approval for such Product in such country in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.2 Supply Agreement. Within [***] following the Effective Date, the Parties shall negotiate, in good faith, comprehensive and commercially reasonable terms and conditions for, and seek to enter into, a definitive clinical supply agreement pursuant to which Licensor shall be the exclusive supplier of the Compound to Licensee for use in its Development and Clinical Trials of the Products in the Territory. In addition, at the appropriate time following the execution of the aforementioned clinical supply agreement the Parties shall commence good faith negotiations on comprehensive and commercially reasonable terms and conditions for a definitive commercial supply agreement pursuant to which Licensor shall be the exclusive supplier of the Compound to Licensee for use in its Commercialization of the Products in the Territory. The Parties acknowledge and agree that the goal will be to enter into the definitive commercial supply agreement at least [***] prior to the first NDA submission for any Product in the Territory. The definitive supply agreements will be based on and consistent with the applicable terms, conditions and obligations of the Parties and other provisions set forth in Exhibit F attached hereto.

5.3 Unauthorized Use. Notwithstanding anything to the contrary herein, Licensee shall not sell or dispose the Compound or any Product outside the Territory nor sell or dispose the Compound or any Product to any Third Party within the Territory other than in connection with the exercise of the rights granted to it by Licensor in Article 2 or the performance of its obligations hereunder, without Licensor’s prior written consent. For clarity, the sale, distribution (through multiple tiers), transfer or disposition by or on behalf of Licensee or any of its Affiliates or Sublicensees of any Product which is intended for the treatment of any Therapeutic Indication within the Field of Use to Third Parties located in the Territory shall be considered an exercise of the rights granted to it under Article 2 and thus will not require the prior written consent of Licensor. Licensee shall not promote, market, offer for sale, sell and distribute the Compound or any Product to any Person outside the Territory or to any Person within the Territory that Licensee knows is reasonably likely to promote, market, offer for sale, sell or distribute the Compound or Product outside the Territory or assist any Person to do so.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.4 Site Visit; Audit. Upon reasonable prior written notice, Licensee shall permit Licensor to visit or audit the site(s) of Licensee and any of its Affiliates, Sublicense e s or subcontractors (including any independent contract ors engaged by Licensee for the Manufacture of the Product) at which Manufacturing of the Product has been or is being conducted. Any such audit shall be conducted (a) at reasonable frequency, and not more often than [***], (b) at Licensor’s expense, (c) during the regular business hours of the site being audited, (d) in a manner that does not unduly disrupt the normal business operations of the audited site, and (e) for the sole purpose of verifying compliance by Licensee (and/or its designated sub-contractor, as applicable) with Applicable Laws in connection with the Manufacturing of Products. During such visits or audits, Licensor shall have the right to examine all data, documents and records related directly to the Manufacturing of the Product, and all such data, documents and records will be considered Licensee’s Confidential Information and will be treated by Licensor as such in accordance with Article 9. In addition, upon reasonable request and with reasonable frequency, Licensee will permit a representative of Licensor to accompany Licensee on audits it conducts of sites (e.g., hospitals) conducting Clinical Trials on any Product; provided, however, that if Licensee is prohibited by Applicable Law or the rules of the applicable Clinical Trial site from allowing Licensor’s representative to accompany it during such audit, Licensee will provide Licensor with a copy of any written report summarizing the results of such audit which Licensee creates. All data, documents, records, information and materials which Licensor views, learns or receives in connection with any such audit or audit report will be considered Licensee’s Confidential Information and will be treated by Licensor as such in accordance with Article 9.

5.5 Delivery of Existing Product. Within [***] following the Effective Date, Licensor will ship to Licensee [***]. Licensee shall use the Compound and the finished drug product provided pursuant to this Section 5.5 for the purposes of conducting pre-clinical studies and research and Clinical Studies of Products. Licensor will supply the aforementioned Compound and finished drug product to Licensee at no charge, except that Licensee shall pay the shipping and handling costs associated with the delivery thereof to its designated shipping location.

5.6 Related Agreements. From time to time the Parties shall evaluate and discuss the need for additional agreements related to Licensor’s supply of the Compound to Licensee, including a pharmacovigilance and quality agreement; provided, however, that no such agreement shall become binding on either Party until agreed to in writing and executed by both Parties.

ARTICLE 6 – PAYMENT

6.1 License Fee. Licensee shall pay Licensor a one-time license fee of US$1.5 Million contemporaneously with, but no later than thirty (30) days after, the Effective Date of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.2 Development, Regulatory and Commercial Milestones. Milestone payments shall accrue upon the achievement of the events set forth below. Licensee shall promptly notify Licensor in writing following the achievement by Licensee or any of its Affiliates or Sublicensees of each milestone event described in subsections (a) and (b), and promptly after the end of the Calendar Quarter in which each milestone event described in subsection (c) is achieved. After receipt of such notice, Licensor shall submit to Licensee an invoice for the corresponding milestone payment in the applicable amount. Regardless of when the applicable invoice from Licensor is received, Licensee shall remit each milestone payment associated with the achievement of the milestone events described in subsections (a) and (b) within [***] after the achievement thereof. Licensee shall remit the milestone payment associated with the achievement of the milestone events described in subsection (c) to Licensor within [***] after Licensee’s receipt of the applicable invoice from Licensor. Each milestone payment by Licensee that is specified as being payable the “first” time shall be payable only once, regardless of the number of times that such milestone event is achieved, for the same or different Products, in the same or different country.

(a) Development Milestone.

Milestone Event	Payment Amount
[***]	[***]

(b) Regulatory Milestones.

Milestone Event	Payment Amount
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c) Annual Net Sales Milestones.

Annual Net Sales Milestones	Payment Amount
[***]	[***]
[***]	[***]
[***]	[***]

In the event [***] Annual Net Sales Milestone events are achieved in the same Calendar Year, Licensee shall pay to Licensor each milestone payment corresponding to the respective milestone event.

6.3 Royalty.

(a) Products. Subject to Sections 6.4 and 6.5 below, and only during the applicable Royalty Term, Licensee shall pay to Licensor a running royalty at the following incremental royalty rates, which will be based on the portion of the aggregate Net Sales of Products occurring in the Territory during each Calendar Year.

Net Sales in the Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

(b) Combination Products. Notwithstanding anything to the contrary herein, for the purposes of calculating the royalty payable under Section 6.3(a), the Net Sales for any Combination Product shall be deemed to be equal to the applicable Net Sales amount multiplied by (1 / (the total number of APIs in that Combination Product)). A non-limiting example of how Net Sales will be calculated per this formula is demonstrated by an example attached hereto as Exhibit G.

6.4 Royalty Term. Royalties under Section 6.3 shall be payable on Net Sales on a Product-by-Product and country-by-country basis beginning upon the First Commercial Sale of each Product in a country within the Territory until the expiration of the Royalty Term in such country (at which time sales in such country shall be excluded from all calculations of aggregate Net Sales hereunder).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.5 Third Party Licenses.

(a) If, following the Effective Date, it is necessary for Licensee to enter into an agreement with one or more Third Parties pursuant to which Licensee licenses one or more Patents (other than any license granted in settlement of any litigation as contemplated under Section 7.6) from such Third Parties in order to Exploit a Product in the Field and any country in the Territory, Licensee will have the right (at its sole discretion) to negotiate and obtain a license under such Patents (each such Third Party license is referred to herein as a “Third Party License”). A Third Party License will be deemed “necessary” under this Section 6.5(a) if, in the absence of a license under such Third Party Patents, the Exploitation of the Compound in any Product would, in Licensee’s good faith assessment, upon advice of counsel, infringe such Third Party Patents. Except as set forth in Section 6.5(b), or to the extent of any Claim for which Licensor provides indemnification under Section 12.2, or as the Parties may otherwise agree in writing, Licensee shall bear any payments associated with any royalties owed to any Third Party for such Third Party License (collectively, the “Third Party Royalties”).

(b) Licensee may credit up to [***] of the amount of any Third Party Royalties paid by Licensee under a Third Party License deemed “necessary” pursuant to Section 6.5(a) during any Calendar Quarter against the royalties payable to Licensor under Section 6.3 in respect of the same Calendar Quarter; provided, in no event will the royalties payable to Licensor for such Calendar Quarter be reduced by more than [***]

6.6 Royalty Statement. Within [***] following the end of each Calendar Quarter, Licensee shall provide Licensor with a written report containing the following information for the Calendar Quarter, in such reasonable detail as will permit Licensor to calculate and confirm royalty payments hereunder: an accounting of the number of units and prices for the Products sold, by Product and by country; the amount of gross sales (specified in U.S. dollars) of the Products in the Territory, by Product and by country, including identification of any applicable exchange rate; an itemized calculation of Net Sales in each country of the Territory showing deductions provided for in the definition of “Net Sales”; the application of any other reductions or corrections made in accordance with this Article 6 (including any reductions under Section 6.3(b) or Section 6.5(b)); and calculation of the royalty payment due on such Net Sales, as adjusted. At the same time it provides the royalty statement, Licensee shall pay Licensor the corresponding amount for the applicable Calendar Quarter.

6.7 Corrections. In the event that either Party determines that the calculation of Net Sales for a Calendar Quarter deviates from the amounts previously reported to Licensor for any reason (such as, on account of additional amounts collected or Product returns), Licensee and Licensor shall reasonably cooperate to reconcile any such deviations to the extent necessary under applicable legal or financial reporting requirements.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.8 Payment Terms. All payments due to Licensor hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by Licensor. If Licensor does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to until the date of payment at the per annum rate of [***] over the then-current prime rate quo ted by Citibank in New York, New York or the maximum rate allowable by Applicable Law, whichever is lower.

6.9 Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars owed to a Party under this Agreement shall be the monthly average exchange rate between each currency of origin and U.S. Dollars as reported by the Wall Street Journal East Coast Edition. The monthly average exchange rate shall be the average of (a) the exchange rate published on the last day of the month; and (b) the exchange rate published on the last day of the preceding month.

6.10 Taxes

(a) Payment of Tax. A Party receiving a payment pursuant to this Article 6 shall pay any and all taxes levied on such payment. A Party making a payment pursuant to this Article 6 shall make a reasonable effort to obtain the lowest tax rate under Applicable Law for taxes required to be deducted and withheld. If Applicable Law require that taxes be deducted and withheld from a payment made pursuant to this Article 6, after a Party making a payment makes a reasonable effort to obtain the lowest tax rate, the remitting Party shall: (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within [***] following that payment.

(b) Tax Residence Certificate. A Party receiving a payment pursuant to this Article 6 shall provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

(c) Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by Applicable Law. The Parties shall cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.11 Audit. Licensee shall, and shall cause its Affiliates who are involved in the conduct of any Development or Commercialization activities in regards to any Product and Sublicensees to, maintain complete and accurate records in accordance with GAAP and in sufficient detail to permit Licensor to confirm the accuracy of the calculation of royalty and other payments under this Agreement. Upon reasonable prior notice, such records shall be available during regular business hours for a period of [***] from the end of the Calendar Year to which they pertain for examination at Licensor’ s expense, and not more often than once each Calendar Year, by an independent certified public accountant selected by Licensor and reasonably acceptable to Licensee, for the sole purpose of verifying the accuracy of the financial reports furnished by Licensee pursuant to this Agreement. Any such auditor shall not disclose any of the records or reports, including any of the information or data contained therein, which are made available to it by Licensee or any of its Affiliates or Sublicensees, all of which shall be treated and handled as if it were a disclosure to Licensor of Licensee ‘ s Confidential Information pursuant to Article 9, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Licensee or the amount of payments due to Licensor under this Agreement during the prior thirty six (36) months. The auditor’s report shall be disclosed simultaneously to Licensee and Licensor. Any amounts shown to be owed to Licensor but unpaid shall be paid within [***] from the accountant ‘ s report, plus interest (as set forth in Section 6.8) from the original due date. Any amounts shown to have been overpaid shall be refunded within [***] after the accountant ‘ s report. Licensor shall bear the full expense of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount due for the audited period, in which case Licensee shall bear the reasonable out-of-pocket cost of such audit.

ARTICLE 7 – INTELLECTUAL PROPERTY MATTERS

7.1 Ownership of Inventions. Inventorship shall be determined in accordance with U.S. patent laws. Each Party shall own any and all inventions made solely by its own employees, agents, or independent contractors in the course of conducting any activities under this Agreement, together with all intellectual property rights therein (the “Sole Inventions”). The Parties shall jointly own and, subject to the license grants in Sections 2.1 and 2.2, shall have an equal, undivided right, title and interest in and to and be free to use and commercially exploit any and all inventions that are conceived by employees, agents or independent contractors of both Parties in the course of conducting any activities under this Agreement, together with all intellectual property rights therein (the “Joint Inventions”), without any consultation with or accounting to the other Party, except as set forth below in this Article 7 with respect to protection and enforcement of such Joint Inventions and except, with respect to Licensee, its obligation to pay royalties to Licensor pursuant to Article 6 for any Products covered by Valid Claims of any Joint Patent which is exclusively licensed to it under Section 2.1. Employees or agents of Licensor and Licensee that are named as inventors on Joint Patents shall assign their interest in such Patents to the corresponding Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.2 Disclosure of Inventions.

(a) Joint Inventions. Each Party shall promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing inventions made during the Term that such Party believes are patentable Joint Inventions.

(b) Licensor Sole Inventions. Licensor shall inform Licensee of any Sole Invention discovered or generated during the Term by its employees, agents or independent contractors, and all Information relating to such inventions to the extent necessary for the use of such Invention in the Exploitation of any Product (including any CVC Combination Product) in the Field and, to the extent patentable, for the preparation, filing and maintenance of any Patent with respect to such invention in accordance with Section 7.3. For avoidance of doubt, all Patents covering any such Sole Invention shall be deemed to be Licensor Patents, and all Information related to any such Sole Invention shall be deemed to be Licensor Know-How (and Licensor Data, if applicable), under this Agreement.

(c) Licensee Sole Inventions. Licensee shall inform Licensor of any Sole Invention discovered or generated by its employees, agents or independent contractors during the Term that (i) covers or claims any improvement to the Compound or any use of only the Compound in any Therapeutic Indication and that (ii) does not cover or claim the Compound (or any improvement thereto or use thereof) in combination with any other API (a “Licensee Compound Invention”). For avoidance of doubt, under this Agreement, Licensor obtains no right, title, license, option or other interest in or to any Licensee Sole Invention, except as expressly provided under Section 10.7.

7.3 Prosecution of Patents.

(a) Joint Inventions. The Parties will confer with each other as to the desirability of filing Patent applications on, and/or taking such other steps as may be necessary to acquire and maintain Patent rights in the Joint Inventions, and the Parties shall share equally the expenses of any such filings and other steps and mutually agree upon an outside counsel firm to handle such filings. In the event one Party notifies the other Party in writing that it does not wish to: (i) file for a Patent on the Joint Invention; (ii) file or maintain any Patent application or Patent previously filed or issued outside of the Territory on any Joint Invention; or (iii) take such other steps as may be necessary to maintain Patent rights outside the Territory in the Joint Invention, the other Party will have the right to do so at its own expense. At the request of the Party permitted under the prior sentence to file for a Patent, foreign file or maintain a Patent or Patent application outside of the Territory or take any such other steps outside the Territory with respect to the Joint Invention on its own, the Party not filing or maintaining such Patent applications or Patents or taking such other steps (such Party, the “Non-Participating Party”) shall assign its entire interest in such Patent or Patent application to the other Party, subject to retaining a non-exclusive, unrestricted, perpetual, irrevocable, paid-up, royalty-free license (with an unrestricted right to sublicense) under the Patents (including any patents which issue from such applications) to make, have made, use, offer for sale, sell and import any products using the Joint Inventions outside the Territory, all without

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further consent of the other Party and without accounting to the other Party. From and after the date that any such assignment occurs, the Patents or Patent applications assigned by the Non-Participating Party shall cease to be considered a Joint Patent for all purposes during the Term of this Agreement and the Agreement will be deemed to be automatically amended, without any further action required of the Parties, to reflect the change.

(b) Licensor Patents. Beginning on Effective Date, and except as otherwise provided in this Section 7.3(a), Licensee shall have the sole right and authority during the Term to prepare, file, prosecute and maintain the Licensor Patents in the Territory. Licensee shall bear all expenses of preparation, filing, prosecution and maintenance of Licensor Patents in the Territory. Licensee shall provide Licensor a reasonable opportunity to review and comment on material communications from any patent authority regarding the Licensor Patents and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Licensee shall consider Licensor’s comments regarding such communications and drafts in good faith. If Licensee determines in its sole discretion to abandon or not maintain any Licensor Patent(s) that is being prosecuted or maintained by Licensee in one or more countries in the Territory, then Licensee shall provide Licensor with written notice of such determination within a period of time reasonably necessary to allow Licensor to determine, on a terminated country-by-country basis in its sole discretion, its interest in such Licensor Patent(s) (which notice by Licensee shall be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Licensor’s Patent(s) with the applicable patent authority) in each terminated country. Thereafter, Licensor has the sole right and authority to prepare, file, prosecute and maintain the applicable Licensor Patents in the terminated countries, Licensor shall provide Licensee a reasonable opportunity to review and comment on material communications from any patent authority regarding such Licensor Patents and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Licensor shall consider Licensee’s comments regarding such communications and drafts in good faith. Licensee shall reimburse Licensor its reasonable, documented, out-of-pocket expenses incurred by it during such period in the filing, prosecution and maintenance of the Licensor Patents, provided Licensee has agreed in advance to such filing generally and to such filing in a given country. For the purposes of this Section 7.3(a), Licensor Patents shall be deemed to include all Joint Patents in the Territory.

(c) Cooperation. Each Party shall provide the other Party reasonable assistance and cooperation in the Patent prosecution efforts provided above in Section 7.3(b) during the Term and in Section 7.3(a) during and after the Term, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below.

(i) The Parties shall respectively prepare, file, maintain and prosecute the Licensor Patents and Joint Patents as set forth in this Section 7.3. As used herein, “prosecution” of such Patents shall include all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.

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(ii) All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Licensor Patents and Joint Patents, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patents, shall be considered Confidential Information and subject to the confidentiality provisions of Article 9.

7.4 Orange Book Listing. Subject to Section 7.3, Licensee shall be solely responsible for listing and maintaining all appropriate Licensor Patents and Joint Patents on the Orange Book, including payment of all expenses related to such maintenance incurred after the Effective Date. Upon request of Licensee, Licensor shall cooperate with Licensee to file appropriate information with the FDA for listing any Licensor Patents and any Joint Patents in the Orange Book.

7.5 Enforcement against Third Parties.

(a) Notification. Each Party shall promptly notify the other Party in writing of any existing, alleged or threatened infringement of the Licensor Patents or Joint Patents in the Field and Territory of which it becomes aware, and shall provide all Information in such Party’s possession or control demonstrating such infringement.

(b) Infringement Action.

(i) Subject to the provisions of this Section 7.5(b), Licensee shall have the first right, but not the obligation, to bring suit or take any other appropriate action against any Third Party engaged in any existing, alleged or threatened infringement of any Licensor Patent or Joint Patent related to making, using, importing, offering for sale or selling a Product in the Field and Territory during the Term (a “Product Infringement”).

(ii) Licensee shall notify Licensor of its election to take any action under Section 7.5(b)(i) within [***] before any time limit set forth in an Applicable Law or regulation, including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355). In the event Licensee does not give such notice in a timely manner or notifies Licensor that it will not be taking action, Licensor shall have the right, but not the obligation, to commence a suit or take action to enforce the applicable Licensor Patent or Joint Patent against such Third Party, at its own expense. If one Party elects to bring suit or take action against the Product Infringement, then the other Party shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action.

(iii) The other Party shall provide to the enforcing Party reasonable assistance in such enforcement, at the enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

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(iv) The enforcing Party shall be solely responsible for all costs and expenses arising from a suit or action against a Product Infringement; provided, the enforcing Party shall not be responsible for the other Party ‘ s internal expenses (e.g., FTEs) incurred as a result of the other Party ‘ s cooperation with the enforcement action as provided in Section 7. 5(b)(iii). The Party not bringing an action with respect to Product Infringement in the Territory under this Section 7. 5(b) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action.

(c) Settlement. Neither Party shall settle any claim, suit or action that it brought under this Section 7.5 with respect to any Licensor Patent or Joint Patent without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Allocation of Proceeds. If either Party recovers monetary damages from any Third Party under Section 7.5(b) or Section 7.5(c), or any royalties from a license agreement with a Third Party related to any alleged Product Infringement, whether such damages or royalties result from the infringement of Licensor Patents or Joint Patents, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, action or license, and any remaining amounts shall be split as follows: (i) if Licensee is the enforcing party, then such amounts shall be retained by Licensee and treated as Net Sales for purposes of the royalties due to Licensor under this Agreement; or (ii) if Licensor is the enforcing party, then such amounts shall be retained by Licensor.

(e) Enforcement of Joint Inventions. Neither Party is obligated to the other to incur any costs for policing any Patent on any Joint Intellectual Property or for enforcing or defending any Patent covering any Joint Intellectual Property (or any part thereof) against any Third Party outside the Territory. Notwithstanding the foregoing, a Party will notify the other Party in writing prior to commencing any enforcement action of intellectual property rights in Joint Inventions against any Third Party outside the Territory during the Term or inside the Territory after the Term. Any enforcement or defense of any intellectual property rights involving Joint Intellectual Property that is mutually undertaken by both Parties pursuant to this Section 7.5(e) requires separate agreement between the Parties. If one of the Parties provides the other Party written notice of its decision not to participate in an enforcement action of intellectual property rights in any Joint Intellectual Property and the other proceeds with such action, the proceeding Party has no obligation to account to the non-participating Party for any amounts collected.

7.6 Infringement of Third Party Rights.

(a) Notice. If any Product used or sold by Licensee, or its Affiliates or Sublicensees, becomes the subject of a claim or assertion of infringement of a Third Party’s Patent granted in the Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, the Parties shall agree on and enter into an “identity of interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.

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(b) Defense. Licensee shall have the first right, but not the obligation, to defend any such Third Party claim or assertion of infringement described in Section 7. 6(a) above, at Licensee ‘ s expense. If Licensee does not commence any action to defend such claim within [***] after it receives notice thereof (or within [***] after it should have given notice thereof to Licensor as required by Section 7. 6(a)), then to the extent allowed by Applicable Law, Licensor shall have the right, but not the obligation, to control the defense of such claim by counsel of its choice, at Licensor’ s expense. The non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney. If the defending Party recovers monetary damages from any such Third Party asserting such a claim of infringement as a result of counter claims brought by such defending Party based on any Licensor Patent or Joint Patent, or any royalties from a license agreement with such Third Party, such recovery shall be allocated first to the reimbursement of any expenses incurred by the defending Party in such litigation, action or license, and any remaining amounts shall be split as follows: (i) if such suit or action is defended by Licensee, such amounts shall be retained by Licensee and treated as Net Sales for purposes of the royalties due to Licensor under this Agreement; or (ii) if such suit or action was defended by Licensor, such amounts shall be retained by Licensor.

(c) Settlement; Licenses. Neither Party shall enter into any settlement of any claim described in this Section 7.6 that is inconsistent with this Agreement or that affects the other Party’s rights or interests without the other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each Party shall have the right to decline to defend or to tender defense of any such claim to the other Party upon reasonable notice, including if the other Party fails to agree to a settlement that such Party proposes.

7.7 Patent Oppositions and Other Proceedings.

(a) Third-Party Patent Rights. If, during the Term, either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent owned or controlled by a Third Party and having one or more claims that cover (or purport to cover) the Product, or the use, sale, offer for sale or importation of the Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 7.6, in which case the provisions of Section 7.6 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action. Licensee shall have the exclusive right, but not the obligation, to bring at its own expense and in its sole control such action in the Territory. If Licensee does not bring such an action in the Territory, within [***] of notification thereof pursuant to this Section 7.7(a) (or earlier, if required by the nature of the proceeding), then Licensor shall have the right, but not the obligation, to bring such action, at Licensor’s sole expense. The Party not bringing an action under this Section 7.7(a) shall be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and shall cooperate fully with the Party bringing such action.

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(b) Parties’ Patent Rights. If, during the Term, any Licensor Patent or Joint Patent becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 7. 5, in which case the provisions of Section 7. 5 shall govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent as set forth in Section 7. 3 hereof, shall control such defense at its own expense. The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own counsel in such proceeding, at the non-controlling Party ‘ s expense. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action at its own expense. Any awards or amounts received in defending any such Third-Party action shall be allocated between the Parties as provided in Section 7. 5(d).

ARTICLE 8 – REPRESENTATIONS AND WARRANTIES

8.1 Mutual. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date and covenants that:

(a) Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to execute, deliver and perform this Agreement.

(b) Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity).

(c) Authorization. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

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(d) No Further Approval. It is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Regulatory Authorities necessary for the Exploitation of the Compound and Product s as contemplated hereunder).

(e) No Inconsistent Obligations. Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

(f) Transparency Reporting. Each Party shall be responsible for tracking and reporting transfers of value initiated and controlled by its and its Affiliates’ employees, contractors and agents pursuant to the requirements of the marketing reporting laws of any Governmental Authority in the Territory, including Section 6002 of the Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act.”

8.2 Licensor. In addition, Licensor represents and warrants to Licensee as of the Effective Date and covenants that:

(a) Licensor has all rights necessary to grant the licenses under the Licensor Intellectual Property and rights of cross-reference under Licensor Data and Regulatory Materials that it grants to Licensee in this Agreement.

(b) As of the Effective Date, the Patents set forth in Exhibit A represent all Patents that Licensor or any of its Affiliates Controls that claim or disclose any Invention necessary for the Exploitation of the Compound or Products in the Field and Territory. Licensor is the sole and exclusive owner of the entire right, title and interest in the Licensor Patents free of any encumbrance, lien, or claim of ownership by any Third Party.

(c) To Licensor’s Knowledge, there is no actual or threatened infringement or misappropriation of the Licensor Intellectual Property by any Person in the Territory.

(d) The Licensor Patents are being diligently prosecuted in the Territory in accordance with Applicable Law. To Licensor’s Knowledge, the Licensor Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

(e) To Licensor’s Knowledge, each of the Licensor Patents properly identifies each and every inventor of the claims thereof as determined in accordance with Applicable Law of the jurisdiction in which such Licensor Patent is issued or such application is pending.

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(f) To Licensor’ s Knowledge, the Licensor Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of Licensor no breach of such confidentiality has been committed by any Third Party.

(g) The Inventions claimed or disclosed by the Licensor Patents (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the U.S. or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f) and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act.

(h) Neither Licensor nor any of its Affiliates has been debarred by the FDA (or is subject to any similar sanction of other Regulatory Authorities in the Territory), and neither Licensor nor any of its Affiliates has used, or will engage, in any capacity, in connection with this Agreement or any ancillary agreements (if any), any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FDCA. Licensor shall inform Licensee in writing promptly if it or any Person engaged by Licensor or any of its Affiliates who is performing any activities under or in connection with this Agreement or any ancillary agreements (if any) is debarred or is the subject of a conviction described in Section 306 of the FDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Licensor’s Knowledge, is threatened, relating to the debarment or conviction of Licensor, any of its Affiliates or any such Person performing activities.

(i) To Licensor’s Knowledge, there are no material claims, judgments, or settlements against, or amounts with respect thereto, owed by Licensor or any of its Affiliates to any Third Parties relating to the Regulatory Materials or the Licensor Intellectual Property in the Territory.

(j) No claim or litigation in the Territory has been brought or, to Licensor’s Knowledge, threatened by any Person alleging, and Licensor has no Knowledge of any claim, whether or not asserted: (i) that any of the Licensor Patents is invalid or unenforceable, (ii) that the Regulatory Materials, the Licensor Intellectual Property, or the disclosing, copying, making, assigning, or licensing of the Regulatory Materials or the Licensor Intellectual Property, violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person; or (iii) related to the development of the Product, as of the Effective Date.

(k) To Licensor’s Knowledge, Licensor and its Affiliates have provided or made available to Licensee prior to the Effective Date, true, complete and correct copies (as of the Effective Date) of all material adverse information known to Licensor with respect to the safety and efficacy of any Compound, and all of the foregoing information and documents provided are true, correct and complete in all material respects.

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(l) Licensor owns all right, title and interest in and to the Licensor Data and Regulatory Materials to be provided hereunder, and to Licensor’ s Knowledge, Licensor and its Affiliates have generated, prepared, maintained and retained all material Regulatory Materials in the Field that are required to be maintained or retained pursuant to and in accordance with GCP, GLP and other Applicable Law, and all such information is true, complete and correct in all material respects and what it purports to be.

8.3 Licensee. In addition, Licensee represents and warrants to Licensor as of the Effective Date and covenants that:

(a) Licensee has not been debarred by the FDA (and is not subject to any similar sanction of other Regulatory Authorities in the Territory), and Licensee has not used, and will not engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FDCA. Licensee shall inform Licensor in writing promptly if it or any Person engaged by Licensee who is performing services under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Licensee’s Knowledge, is threatened, relating to the debarment or conviction of Licensee or any such Person performing services hereunder.

(b) In performing its obligations under this Agreement, or any ancillary agreements (if any), Licensee shall, and shall cause its Affiliates and Sublicensees to, comply with all Applicable Laws, including any applicable anti-corruption or anti-bribery laws or regulation, of any Governmental Authority with jurisdiction over the activities performed by Licensee or its Affiliates in furtherance of such obligations.

8.4 No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENTS IN THE TERRITORY.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 9 – CONFIDENTIALITY

9.1 Nondisclosure. Each Party agrees that, during the Term and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall (a) maintain in confidence such Confidential Information using at least the level of care that the Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value (but not less than reasonable care), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 9.1 shall not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any Confidential Information that is a trade secret shall survive such [***] period for so long as such Confidential Information remains a trade secret under Applicable Law.

9.2 Exceptions. The obligations in Section 9.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent evidence:

(a) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(b) is rightfully known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(c) is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s Knowledge, is not bound by a similar duty of confidentiality or restriction on its use;

(d) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates, generally known to the public, either before or after it is disclosed to the Receiving Party;

(e) is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of or access to Confidential Information belonging to the Disclosing Party; or

(f) is the subject of written permission to disclose provided by the Disclosing Party.

9.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

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(b) filing Regulatory Materials in order to obtain or maintain Regulatory Approvals;

(c) prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(d) complying with Applicable Laws or court or administrative orders;

(e) to its Affiliates, Sublicensees or prospective Sublicensees, subcontractors or prospective subcontractors, payors, consultants, agents and advisors on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive (except for the duration of such restrictions, which shall be no less than [***]) than those set forth in this Article 9; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 9.3(e) to treat such Confidential Information as required under this Article 9; or

(f) to its actual or prospective investors, acquirers, merger-partners, and to any investment advisors, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this Article 9 (except for the duration of such restrictions, which shall be no less than five (5) years); provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 9.3(f) to treat such Confidential Information as required under this Article 9.

If and whenever any Confidential Information is disclosed in accordance with this Section 9.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to clauses (a) through (d) of this Section 9.3, it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure and shall be jointly and severally liable for any breach of this Article 9 by such Person.

9.4 Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.5 Publicity. The Parties shall make a joint public announcement of the execution of this Agreement in the form attached as Exhibit H, which shall be issued at a time to be mutually agreed by the Parties. Except as necessary to comply with any Applicable Law, e ach Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby that contains information not previously publicly disclosed in accordance with this Section 9. 5 without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.

9.6 Securities Filings. Notwithstanding anything to the contrary in this Article 9, in the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing at least [***] prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related agreements between the Parties. The Party making such filing shall cooperate in good faith with the other Party to obtain confidential treatment of the terms and conditions of this Agreement or any related agreements between the Parties that the other Party requests to be kept confidential or otherwise afforded confidential treatment, and shall only disclose Confidential Information that it is reasonably advised by legal counsel is legally required to be disclosed. No such notice shall be required if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by the either Party in accordance with this Section 9.6 or otherwise approved by the other Party or disclosed in a prior press release by the Parties or other prior public disclosure made by a Party in accordance with the terms of this Article 9.

9.7 Publication. Each Party shall submit to the other Party for its review any proposed academic, scientific or medical abstract, poster, publication or public presentation (substantially in final form) that is related to the Compound or any Product, Joint Know-How or Joint Invention, at least [***] before submission for publication or presentation (the “Review Period”). The publishing Party will reasonably consider comments submitted by the reviewing Party during the Review Period and delete any of the reviewing Party’s Confidential Information identified therein. In addition, the publishing Party agrees to delay submission for at least [***] after the Review Period if the reviewing Party demonstrates reasonable need for such extension for the preparation and filing of patent applications on subject matter described in the publication. Each Party will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 9.7, including International Committee of Medical Journal Editors standards regarding authorship and contributions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.8 Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 9. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 9.

ARTICLE 10 – TERM AND TERMINATION

10.1 Term. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the expiration of this Agreement as described in this Section 10.1, unless earlier terminated pursuant to this Article 10 (the “Term”). This Agreement shall expire as follows:

(a) on a country-by-country and Product-by-Product basis, upon the expiration of the Royalty Term with respect to each Product in each country in the Territory, as applicable; or

(b) in its entirety, upon the expiration of the Royalty Term with respect to the last Product Commercialized in the last country in the Territory.

Following the expiration of the applicable Royalty Term, the license granted by Licensor to Licensee in Section 2.1 with respect to such Product in such country shall become fully-paid up, royalty-free, exclusive and perpetual.

10.2 Termination for Material Breach.

(a) Either Party (the “Non-breaching Party”) may terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within [***] (other than any breach for failure to pay, which shall be [***] after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party (the “Cure Period”); provided, however, to the extent termination is for uncured breach by Licensee, such termination shall apply only to those countries in the Territory to which such breach relates. The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 10.2(a) shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, or unless such allegedly breaching Party disputes such breach pursuant to Section 10.2(b) in a timely manner. The right of either Party to terminate this Agreement as provided in this Section 10.2(a) shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) If the Parties reasonably and in good faith disagree as to whether there has been a material breach, including whether such breach was material, the Party that disputes whether there has been a material breach may contest the allegation in accordance with Article 11. Notwithstanding anything to the contrary contained in Section 10.2(a), the Cure Period for any Dispute shall run from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party through the resolution of such Dispute pursuant to Article 11, and it is understood and acknowledged that, during the pendency of a Dispute pursuant this Section 10.2(b), all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement, other than any obligation to make any payment hereunder to the extent it is the subject of such Dispute, which payment shall be tolled until the final outcome of such Dispute has been established in accordance with Article 11.

10.3 Termination by Licensee. Licensee shall have the unilateral right to terminate this Agreement (in whole or in part) at any time, for any reason or no reason, upon at least ninety (90) days prior written notice to Licensor. Licensee’s termination notice shall specify whether it applies only with respect to the entire Agreement or only certain Patents and/or countries.

10.4 Termination for Patent Challenge. Licensor may terminate this entire Agreement at any time upon providing written notice to Licensee, if Licensee, or any of its Affiliates, or its or their Sublicensees (each, a “Challenging Party”), directly or indirectly (through assistance granted to a Third Party), commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to (a “Patent Challenge”) any Licensor Patent or any other Patent owned or controlled by Licensor that claims or discloses the composition of matter or the method of making or using the Compound or any Product, anywhere in the Territory (except for a country in the Territory in which this Agreement has been terminated). However, Licensor’s right to terminate this Agreement under this Section 10.4 shall not apply to in the case where the Challenging Party is (a) an Affiliate of Licensee that first becomes an Affiliate of Licensee after the Effective Date of this Agreement in connection with a merger or acquisition event or (b) a Sublicensee, and where such Affiliate or Sublicensee was undertaking activities in connection with a Patent Challenge prior to such merger or acquisition event or the grant of such sublicense.

10.5 Termination for Insolvency.

(a) Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any other jurisdiction outside of the Territory (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall perform all of the obligations in accordance with this Agreement. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, and if this Agreement is rejected as provided for under the Bankruptcy Laws and the non-bankrupt Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall provide to the non-bankrupt Party copies of all Patents and Information necessary for the non-bankrupt Party to prosecute, maintain and enjoy its rights under the terms of this Agreement. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 10.5 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

10.6 Effects of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. Upon the termination of this Agreement:

(a) Notwithstanding anything contained in this Agreement to the contrary, all rights and licenses granted herein to Licensee shall terminate in the terminated countries and Licensee shall cease any and all Development and Commercialization activities with respect to the Compound and Products in such terminated countries;

(b) All payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination;

(c) Licensor shall thereafter have all rights, on a fully paid-up and royalty-free basis, previously licensed to Licensee hereunder and the license granted to Licensor by Licensee under Section 2.2 shall remain in effect (except in the event of a termination of this Agreement by Licensee pursuant to Section 10.2 or Section 10.5, in which case such license shall immediately cease to be of any further force or effect upon the effective date of termination of this Agreement);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d) Licensee shall in good faith coordinate the wind-down of Licensee’s efforts under this Agreement with respect to such terminated countries, and Licensee, as soon as reasonably practical after the effective date of such termination, shall provide to Licensor, as applicable and to the extent permitted under any applicable Third Party contract (i) any Information, including copies of all data and results generated from any Clinical Trial, and the like developed by or for the benefit of Licensee relating to the Products (excluding any CVC Combination Product) in such countries, and (ii) other documents to the extent relating to such Product that are necessary in the continued Development, Commercialization and Manufacture of any such Product (including material documents and agreements relating to the sourcing and Manufacture for sale, promotion, distribution, or use of such Product) in such terminated countries. Licensee shall cooperate with Licensor to provide a transfer of such material Information and documents. At Licensor’s request, Licensee shall assign to Licensor any and all agreements to which Licensee ( or its Affiliate) and a Third Party are parties, and that govern the Development, Commercialization and Manufacturing activities conducted in connection with the Products (excluding any CVC Combination Product) prior to such termination, or if such assignment is not permitted under the relevant agreement: (A) grant to Licensor other rights to provide to Licensor the benefit of such non-assignable agreement, at Licensor’s expense, to the extent permitted under the terms of such non-assignable agreement; or (B) to the extent not permitted under the terms of such non-assignable agreement, the Parties shall discuss in good faith an alternative solution to enable Licensor to receive, at Licensor’ s expense, the benefit of the terms of such non-assignable agreement. In addition to the actions contemplated in this Section 10.6 (d), Licensee shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights to the Product hereunder to Licensor;

(e) Subject to the payment of all amounts required under Section 10.6(b) above, Licensee shall have the right to sell or otherwise dispose of any inventory of Products on hand at the time of such termination or in the process of Manufacturing; provided, however, Licensee shall, at Licensor’s election, either destroy or return to Licensor any Product that has not been sold or used within [***] following such termination;

(f) Licensee shall transfer and assign to Licensor any and all Regulatory Materials and Regulatory Approvals directly and solely related to any Product (excluding any CVC Combination Product or any other Combination Product containing an API not Controlled by Licensee) in such terminated countries, including any Regulatory Materials previously assigned by Licensor to Licensee and Product INDs and, upon Licensor’s request, shall make available to Licensor any other relevant information reasonably related to such Regulatory Materials and Regulatory Approvals;

(g) Licensor shall have the right to assume all prosecution, maintenance, and enforcement activities under Article 7 with respect to Licensor Patents in such terminated countries. Licensee shall cooperate with Licensor and provide Licensor with reasonable assistance and cooperation with the prosecution, maintenance, and enforcement activities with respect to the Licensor Patents; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(h) The provisions in Section 2.3 (c) shall apply in the case of a termination of this Agreement by Licensor pursuant to Sections 10.2, 10.3, 10.4 or 10.5.

10.7 Licensee Compound Invention; Joint Invention. Upon any expiration or termination of this Agreement, Licensee agrees to assign and does hereby assign to Licensor all of Licensee’s rights, title and interests (including without limitation, Patent rights) in and to all Licensee Compound Inventions, if any, without representation or warranty of any kind. Licensee agrees to reasonably cooperate with Licensor in transferring tangible Information related to Licensee Compound Inventions to Licensor. Automatically upon any expiration or termination of this Agreement, without any further action required by the Parties, each Party (the “Licensing Party”) shall be deemed to grant to the other Party, and the other Party shall be deemed to accept, a non-exclusive, unrestricted, sublicenseable, perpetual, irrevocable, paid-up, royalty-free, worldwide license under the Licensing Party’s joint ownership rights in the Joint Inventions (including under any Patent rights claiming such Invention) to Exploit the Joint Inventions in all fields of use.

10.8 Remedies. Notwithstanding anything to the contrary in this Agreement, except as otherwise set forth in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to Article 11, to seek, without restriction as to the number of times it may seek, damages, expenses and remedies that may be available to it under Applicable Law or in equity and shall be entitled to offset the amount of any damages and expenses obtained against the other Party in a final determination under Section 11.3, against any amounts otherwise due to such other Party under this Agreement.

10.9 Survival. The following provisions shall survive any expiration or termination of this Agreement for the period of time specified therein (or, if no such period is specified, indefinitely): Sections 2.5, 6.11, 7.1, 7.3(a), 7.3(c) (but only with respect to any Joint Patents), 7.5(c) and 7.6; Article 8 (Representations and Warranties); Article 9 (Confidentiality); Article 10 (Term and Termination); Article 11 (Dispute Resolution); Article 12 (Indemnification); and Article 13 (Miscellaneous).

ARTICLE 11 – DISPUTE RESOLUTION

11.1 Exclusive Dispute Resolution Mechanism. Except as expressly provided in Section 9.8, the Parties agree that the procedures set forth in this Article 11 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder (each, a “Dispute”) that is not resolved through good faith negotiation between the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.2 Resolution by Executive Officers. Except as otherwise provided in this Section 11. 2, in the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] after receipt of written notice of such Dispute by a Party, the Parties shall refer the Dispute to their respective senior executive officers (or his/her delegate) for attempted resolution by good faith negotiation. In the event the Dispute is not resolved the Parties’ senior executive officers (or his/her delegate) within [***] after the matter has been referred to them, then each Party may, in its sole discretion, seek resolution of such Dispute in accordance with Section 11.3.

11.3 Litigation. Any unresolved Dispute which was subject to Section 11.2, shall be finally settled and resolved by binding arbitration in accordance with the Rules of the International Chamber of Commerce (the “ICC Rules ”), as further agreed by the Parties as follows: the place of arbitration shall be New York, New York, USA and all proceedings, evidence and communications shall be in English. The arbitral tribunal shall consist of three (3) arbitrators acceptable to the Parties who shall be fluent in English. In such a case, each Party shall select one (1) arbitrator within [***] after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected by each Party, and the Parties shall not be limited in their selection to any prescribed list. The third arbitrator shall be an independent individual with appropriate subject matter expertise and not less than fifteen (15) years of relevant experience jointly appointed by the two (2) arbitrators within [***] after both arbitrators have been selected, or, failing agreement, as provided in the ICC Rules. The governing law shall be as set forth in Section 13.10 without regard to principles of conflicts of law, excluding the Vienna Convention (1980) on the International Sale of Goods and any choice of law rules which may direct the application of the laws of another state. The arbitration shall be completed within [***] after the third arbitrator is selected. The arbitration decision and award shall be in writing and comply with all terms and conditions in this Agreement, and shall be final and binding upon all Parties without right to appeal, and all Parties agree to be bound by the terms of the decision and award, if any, and to act accordingly. The Parties acknowledge and agree that this Agreement and any award rendered pursuant hereto shall be governed by the UN Convention on the Recognition and Enforcement of Foreign Arbitral Awards, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of arbitration without the prior written consent of both Parties. Each Party shall bear its own costs, expenses, attorneys’ fees, arbitrator’s fees and an equal share of the third arbitrator’s fees and any administrative fees of arbitration regardless of the outcome of such arbitration.

11.4 Preliminary Injunctions. Notwithstanding anything in Section 11.3 or elsewhere in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.5 Confidentiality. Any and all activities conducted under Article 11, including any and all proceedings and decisions under Section 11.3, shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 9.

11.6 WAIVER OF RIGHT TO JURY TRIAL. IN CONNECTION WITH THE PARTIES’ RIGHTS UNDER SECTION 11.3, EACH PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

ARTICLE 12 – INDEMNIFICATION

12.1 Indemnification by Licensee. Licensee hereby agrees to defend, indemnify and hold harmless Licensor and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, a “Licensor Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expenses and attorneys’ fees (collectively, the “Losses”), to which any Licensor Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: (a) the practice by Licensee or its Affiliate of any license granted to it under Article 2; (b) the use, handling, storage, sale or other disposition of the Compound or Products by Licensee, or its Affiliate or Sublicensee, including any use of the Compound or Products for Development, Manufacture and Commercialization; (c) the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement; (d) the negligence, gross negligence or willful misconduct (including to the extent such negligence, gross negligence or willful misconduct gives rise to Product Liabilities under any legal theory) of Licensee, or its Affiliate or Sublicensee, or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (a) through (d) above, to the extent such Losses arise directly or indirectly from (i) the negligence, gross negligence or willful misconduct of any Licensor Indemnitee, (ii) the Manufacture by or on behalf of Licensor of the Compound giving rise to the Claim, or (iii) the breach by Licensor of any warranty, representation, covenant or agreement made by Licensor in this Agreement.

12.2 Indemnification by Licensor. Licensor hereby agrees to defend, indemnify and hold harmless Licensee and its Affiliates and each of their respective directors, officers, employees, agents and representatives (each, an “Licensee Indemnitee”) from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: (a) the breach by Licensor of any warranty, representation, covenant or agreement made by Licensor in this Agreement; or (b) the negligence or willful misconduct of Licensor or any of its Affiliates or other licensees, or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (a) and (b) above, to the extent such Losses arise directly or indirectly from the (i) negligence, gross negligence or willful misconduct of any Licensee Indemnitee or (ii) the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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12.3 Indemnification Procedures.

(a) Notice. Promptly after any Indemnitee receives notice of a pending or threatened Claim, such Indemnitee shall give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Sections 12.1 or 12.2, as applicable (the “Indemnifying Party”). However, an Indemnitee’s delay in providing or failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

(b) Defense. Upon receipt of notice under Section 12.3(a) from the Indemnitee, the Indemnifying Party shall have the duty to either compromise or defend, at its own expense and by counsel (reasonably satisfactory to Indemnitee), such Claim. The Indemnifying Party shall promptly (and in any event not more than [***] after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim pursuant to this Article 12 and of its intention either to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable expenses of investigation and cooperation. However, the Indemnitee shall have the right to employ separate counsel and to control the defense of a Claim at its own expense.

(c) Cooperation. The Indemnitee shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

(d) Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Indemnifying Party shall be obligated to indemnify the Indemnitee for such settlement as provided in this Article 12.

12.4 Limitation of Liability. EXCEPT FOR A PARTY’S OBLIGATIONS SET FORTH IN THIS ARTICLE 12, AND ANY BREACH OF ARTICLE 9 (CONFIDENTIALITY), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 13 – MISCELLANEOUS

13.1 Notice. Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by a recognized overnight delivery service, expenses prepaid, or by facsimile (with transmission confirmed), to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Section 13.1:

If to Licensor:

Dong-A ST Co., Ltd.

64 Cheonho-daero

Dongdaemun-gu

Seoul 02587

Republic of Korea

Attention:	[***]
Head of Business Development and Out-licensing Team
Facsimile:	[***]

Copy to:

Dong-A ST Co., Ltd.

64 Cheonho-daero

Dongdaemun-gu

Seoul 02587

Republic of Korea

Attention:	[***]
Head of International Legal Affairs
Facsimile:	[***]

If to Licensee:

Tobira Therapeutics, Inc.

701 Gateway Blvd, Suite 300

South San Francisco, CA 94080

USA

Attention:	[***]
Chief Financial Officer
Facsimile:	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

USA

Attention:	[***]
Facsimile:	[***]

13.2 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [***], then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.

13.3 Assignment. Each Party may assign or transfer this Agreement or any rights or obligations hereunder to any of its Affiliate, without the other Party’s prior written consent. Each Party may assign or transfer this Agreement to a successor to all or substantially all of its business or assets that relate to this Agreement (whether by sale of stock or assets, merger, consolidation or otherwise) with prior written notice to, but without the consent of, the other Party. Upon reasonable request of the non-assigning Party, but without conditioning or limiting the assigning Party’s otherwise unqualified rights of assignment and transfer under the prior two sentences, the assigning Party shall provide to the non-assigning Party such non-public information (subject to Article 9 hereof) about the assignee which is contained in such request, provided that such information (a) is in the assigning Party’s possession at the time it receives such request from the non-assigning Party, (b) may be provided by the assigning Party to the non-assigning Party without violating any legal or contractual obligation that the assigning Party has to the assignee and (c) is reasonably related to the assignee’s capabilities to fulfill the assigning Party’s obligations under this Agreement. Any other assignment or transfer shall require the prior written consent of the other Party. Any assignee permitted hereunder shall, in writing to the other Party, expressly assume performance of all of the assigning Party’s rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.3 shall be null, void and of no legal effect.

13.4 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13.5 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.6 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.

13.7 Relationship of the Parties. It is expressly agreed that Licensor, on the one hand, and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Licensor nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party.

13.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

13.9 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Whenever this Agreement refers to a number of days, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provision.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13.10 Governing Laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, USA, without giving effect to any choice of law principles that would require the application of the laws of a different state.

13.11 Entire Agreement. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and the Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or subsequent ancillary agreement, the terms contained in this Agreement shall control.

13.12 Headings. The headings of each Section, Article and Exhibit in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained therein.

SIGNATURE PAGE FOLLOWS

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

DONG-A ST CO., LTD.

By:	[***]
Name:	[***]
Title:	[***]

TOBIRA THERAPEUTICS, INC.

By:	[***]
Name:	[***]
Title:	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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APPENDIX A

LIST OF EXHIBITS

Exhibit A Licensor Patents

Exhibit B Compound – Chemical Structure and Compound Specifications

Exhibit C Territory – List of Countries in EU

Exhibit D Initial Development Plan

Exhibit E List of Transferred Regulatory Materials

Exhibit F Supply Terms

Exhibit G Example of Royalty Calculation

Exhibit H Form of Press Release

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT A

LICENSOR PATENTS

(as of the Effective Date)

Title	Jurisdiction	Application No.	Application Date	Patent No.	Issue Date
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]

Title	Jurisdiction	Application No.	Application Date	Patent No.	Issue Date
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B

COMPOUND

Chemical Structure and Compound Specifications

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Compound Specifications

Items	Specification
[***]	[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT C

TERRITORY

List of Countries in EU

Austria

Belgium

Bulgaria

Croatia

Republic of Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Germany

Greece

Hungary

Ireland

Italy

Latvia

Lithuania

Luxembourg

Malta

Netherlands

Poland

Portugal

Romania

Slovakia

Slovenia

Spain

Sweden

UK

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT D

INITIAL DEVELOPMENT PLAN

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT E

LIST OF TRANSFERRED REGULATORY MATERIALS

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F

SUPPLY TERMS

Compound:	Licensor will supply the Compound to Licensee in accordance with its purchase orders.

Forecasts:	[***] prior to the beginning of each Calendar Quarter during the term of the Parties’ commercial supply agreement, Licensee will provide Licensor with an updated rolling, non-binding, good faith forecast of its requirements for Compound for the following [***]period.

Exclusivity	During the term of the clinical supply agreement and the commercial supply agreement, Licensee will purchase all of its requirements of the Compound for use in Clinical Trials and Commercialization of Products exclusively from Licensor, unless and to the extent that an “Exclusivity Exception” exists or the relevant supply agreement is terminated by Licensee for cause or by mutual agreement of the Parties. An “Exclusivity Exception” means that [***]. In the event that Licensee is allowed to obtain the Compound from an alternative supplier, Licensor will provide reasonable assistance and information to Licensee or its Third Party designee, at Licensee’s cost and request, to enable Licensee to transfer the manufacture of the Compound to Licensee’s designated supplier.

Costs and Expenses:	Each of Licensee and Licensor will be responsible for all costs and expenses it incurs in performing its obligations under the supply agreements.

Transfer Price:	Licensor will supply the Compound for use in Clinical Trials at the transfer price of [***], plus applicable shipping costs. Licensor will supply the Compound for use in approved Products to be sold in the Territory at a transfer price equal to t[***]. The commercial supply agreement will include a mechanism for calculating the transfer price of the Compound purchased by Licensee which will be consistent with the foregoing principles. Payment will be made within [***] after receipt of a correct invoice. [***]

Delivery:	Licensor shall deliver the Compound FCA or FOB (Incoterms 2010), on the delivery date(s) set forth in the applicable purchase order.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Warranty:	Licensor shall warrant that the Compound will conform to the agreed-to specifications, and will be manufactured and tested in accordance with all applicable laws, regulations and rules (including current GMP), and the quality agreement which will be entered into by the Parties as of or prior to the execution of each of the supply agreements.

Term and Termination:	Once executed by the Parties, the clinical supply agreement will continue in effect at least until the effective date of the commercial supply agreement. Once executed by the Parties, the commercial supply agreement will continue in effect for the remainder of the Term of the Agreement. Each supply agreement may be earlier terminated by either Party for the other’s uncured material breach or the other’s insolvency or bankruptcy. Each supply agreement will terminate upon expiration or termination of the Agreement.

Territory:	Except for sales to Licensee or to Licensee’s designated recipients (e.g., any Sublicensee) under the supply agreements, Licensor shall not sell (or permit any third to sell) the Compound to any Third Party within the Territory or to any Third Party that it knows (or should have known) intends to use or distribute the Compound in the Territory.

Assignment:	Neither Party may assign either of the supply agreements without the written consent of the other Party, which consent shall not be unreasonably withheld; provided, either Party may assign the supply agreements to any of its Affiliates or to any successor to all or substantially all of its business that concerns the applicable manufacturing facility (by sale of assets or equity, divestiture, merger, consolidation or otherwise).

Governing Law:	New York, USA.

Other:	Both of the supply agreements will include other usual and customary terms and conditions for arrangements of that nature, such as, for example, acceptance, supply issues, confidentiality, and indemnification.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT G

EXAMPLE OF ROYALTY CALCULATION

The following table provides non-limiting examples of how the royalties payable by Licensee to Licensor pursuant to Section 6.3 will be calculated, including examples of how Net Sales would be adjusted to account for the sale of Combination Products:

Annual Net Sales in Territory	Number of APIs in Product (including the Compound)	Annual Net Sales Attributed to the Compound	Royalty Calculation*
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*	This example assumes that there are no other adjustments to the Net Sales amounts used to calculate the royalty payments to Licensor, including any of the adjustments referenced in Section 6.5 of the Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT H

FORM OF PRESS RELEASE

Tobira Therapeutics and Dong-A ST Enter Into License Agreements for Evogliptin and Cenicriviroc

Tobira gains rights to second asset for NASH in North America, Europe & Australia

First combination study with cenicriviroc to begin late 2016

Conference Call Scheduled for today at 8:30 a.m. ET

South San Francisco, Calif., and Seoul, Republic of Korea, April 11, 2016— Tobira Therapeutics, Inc. (NASDAQ: TBRA) and Dong-A ST Co., Ltd. (170900: Korea SE), today announced that the companies have entered into two separate licensing agreements. Tobira has acquired exclusive rights to develop and market evogliptin in combination with cenicriviroc (CVC) and as a single agent in the United States, Canada, Europe and Australia for all therapeutic indications. Dong-A has received an exclusive license to develop and market CVC, as both a single agent and in combination with evogliptin in the Republic of Korea for all therapeutic indications. Both companies plan to initiate development programs for the combination of the two agents for the treatment of patients with non-alcoholic steatohepatitis (NASH) and also plan to collaborate on a global Phase 3 program for CVC single agent for NASH.

Under the terms of the agreement, Dong-A received an upfront cash payment of $1.5 million and is eligible to receive up to an additional $25 million in payments linked to the achievement of Phase 3 completion and approval milestones for the first indication and up to an additional $10 million for additional indications. Dong-A may receive up to an additional $35 million for commercial milestones. Tobira received an upfront cash payment of $0.5 million and is eligible to receive up to an additional $2.5 million in payments linked to the achievement of similar milestones per indication in the Republic of Korea. In addition, each party will receive tiered royalty payments based on net sales. Each company is responsible for its own development costs incurred within its respective territory.

“This relationship with Dong-A is an important step toward our goal of developing much needed combination therapies for the millions of patients suffering from NASH and to become the preferred partner for companies seeking to develop NASH therapies,” said Laurent Fischer, M.D., chief executive officer of Tobira. “While incretin therapies are already standard of care for diabetes, they also have the potential to impact the metabolic issues that play a role in NASH disease progression. Evogliptin is a potent DPP-4 inhibitor administered as a small 5mg once-daily tablet and has demonstrated compelling preclinical and clinical activity. It complements the anti-inflammatory and anti-fibrotic effects of cenicriviroc and has the potential to be combined in a fixed dose combination tablet.”

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Evogliptin (Suganon®) was launched in the Republic of Korea in March of this year for blood glucose control in patients with type 2 diabetes mellitus. There is a substantial amount of data suggesting that the incretin/GLP-1 pathways targeted by evogliptin are implicated in the progression of non-alcoholic fatty liver disease (NAFLD) and NASH. The combination of agents is intended to simultaneously address the metabolic pathogenesis of NASH and the inflammation and fibrosis that cause liver damage and often lead to cirrhosis, liver cancer or liver failure. The ultimate goal is to achieve greater improvement of liver-related outcomes.

“We are pleased to be working with Tobira to further the development of evogliptin in combination with CVC,” said Soo-Hyoung Kang, president & CEO of Dong-A ST Co., Ltd. “Their focus and experience in liver disease will allow us to explore the potential of our drugs to help patients suffering from non-alcoholic steatohepatitis. NASH is an epidemic that affects millions of people globally, including many people in South Korea, and we are excited to be combining two potentially best-in-class products to develop a much needed therapy for these patients.”

Tobira plans to conduct preclinical toxicology and pharmacokinetics studies with evogliptin required prior to initiating a Phase 1 study of the CVC-evogliptin combination in late 2016.

Conference Call Information

Tobira will host a conference call today to review details of the agreement beginning at 5:30 a.m. Pacific Time /8:30 a.m. Eastern Time. Analysts and investors can participate in the conference call by dialing +1 (855) 638-8858 for domestic callers and +1 (707) 294-1299 for international callers, using the conference ID# 87699634. The webcast can be accessed live on the Investor Relations page of Tobira’s website, http://ir.tobiratx.com, and will be available for replay for 30 days following the call.

About Cenicriviroc (CVC) and Non-alcoholic Steatohepatitis (NASH)

CVC is an oral, once-daily, potent immunomodulator that blocks two chemokine receptors, CCR2 and CCR5, which are intricately involved in the inflammatory and fibrogenic pathways in NASH that cause liver damage and often lead to cirrhosis, liver cancer or liver failure. Tobira believes this novel approach will establish CVC as both a single-agent and as a cornerstone treatment in multi-therapy regimens for NASH, for which there is currently no approved drug.

CVC is currently being evaluated in Tobira’s fully enrolled global Phase 2b CENTAUR study (identifier NCT02217475) and the company expects to announce the study’s primary endpoint in the third quarter of 2016. CENTAUR is comparing CVC to placebo in 289 patients with NASH and liver fibrosis. CVC has been granted Fast Track status in patients with NASH and liver fibrosis, the patient population at highest risk of progression to cirrhosis. The CENTAUR study includes surrogate endpoints identified as suitable for registrational studies in findings of an FDA-AASLD workshop reported in Hepatology. To date, approximately 600 subjects have been dosed with CVC in Phase 1 and Phase 2b clinical studies, including 115 HIV infected subjects on treatment for up to 48 weeks.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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NASH is an emerging health crisis impacting 3% to 5% of the U.S. population and 2% to 4% globally. It is the fastest growing cause of liver cancer and liver transplant in the U.S. due to the rise in obesity. Additionally, this population is estimated to be three to five times larger than the size of the population with hepatitis C in the U.S.

About Evogliptin

Evogliptin (Suganon®, evogliptin 5mg) is an orally bioavailable, selective dipeptidyl peptidase-4 (DPP-4; CD26 antigen) inhibitor. DPP-4 inhibitors control glucose levels by preventing the breakdown of the incretin hormones glucose-dependent insulinotropic polypeptide (GIP) and glucagon-like peptide-1 (GLP-1), which stimulate insulin secretion in response to the increased levels of glucose in the period following meals. In October 2015, evogliptin received its first global approval in the Republic of Korea for blood glucose control in patients with type 2 diabetes mellitus. Evogliptin is not currently approved by the FDA.

About Dong-A ST

Dong-A ST Co., Ltd. specializes in the discovery, development, manufacture and sales of ethical drugs. It is listed on the Korean stock exchange. For more information, visit http://www.donga-st.com.

About Tobira Therapeutics

Tobira is a clinical-stage biopharmaceutical company focused on the development and commercialization of therapies to treat liver disease, inflammation, fibrosis and HIV. The company’s lead product candidate, cenicriviroc (CVC), is a first-in-class immunomodulator and dual inhibitor of CCR2 and CCR5 being evaluated for the treatment of non-alcoholic steatohepatitis (NASH) and HIV. Learn more about Tobira at http://www.tobiratx.com/.

Tobira® is a registered trademark owned by Tobira Therapeutics, Inc.

©2016 Tobira Therapeutics, Inc. All Rights Reserved.

Forward Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the company’s clinical development of cenicriviroc (CVC) and evogliptin; the potential timing and outcomes of clinical studies of CVC and evogliptin undertaken now or in the future; the ability of the company to timely source adequate supply of its

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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development products from third party manufacturers on whom the company depends; the company’s limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all; the company’s ability to successfully progress, partner or complete further development of its programs; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; the company’s ability to protect the company’s intellectual property; competition; changes in the regulatory landscape or the imposition of regulations that affect the company’s products; and other factors listed under “Risk Factors” in the company’s other filings with the Securities and Exchange Commission.

Tobira Investor & Media Contact:

Ian Clements, PhD

+1 (650) 351-5013

ir@tobiratx.com

Canale Communications Media Contact:

Pam Lord

+1 (619) 849-6003

pam@canalecomm.com

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.